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                                                                EXHIBIT-99.B5(e)

                    NOTIFICATION OF ADDITIONAL PORTFOLIOS


Investors Fund Series (formerly named Kemper Investors Fund), a Massachusetts business trust (the "Fund"), pursuant to Paragraph 2 of the Investment Management Agreement ("Management Agreement") dated January 4, 1996 between the Fund and Kemper Financial Services, Inc. (currently named Zurich Kemper Investments, Inc.) (the "Adviser") hereby notifies the Adviser that it desires to retain the Adviser to render investment advisory and management services under the Management Agreement for the Blue Chip and Global Income Portfolios of the Fund, the investment management fees for such services to be computed at the annual rates set forth in Appendix A hereto in accordance with Paragraph 3 of the Management Agreement.

Dated:     May 1, 1997

                              INVESTORS FUND SERIES

                              By:____________________________

                              Title:_________________________

Attest:_______________________

Title: _______________________


     Adviser, pursuant to said Paragraph 2 of the Management Agreement, hereby notifies the Fund that it is willing to render the aforesaid services for the Blue Chip and Global Income Portfolios for the investment management fees described above and acknowledges that such Portfolios shall hereby become "Portfolios" under the Management Agreement.


                              ZURICH KEMPER INVESTMENTS, INC.

                              By:_____________________________

                              Title:__________________________

Attest:_____________________

Title:______________________


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                                 APPENDIX A

                          INVESTMENT MANAGEMENT FEE




          Portfolio                         Annual Rate
          ---------                         -----------

          Blue Chip                         .65 of 1%
          Global Income                     .75 of 1%